Exhibit 99.1
SUPERVALU Reports First Quarter Fiscal 2016 Results

•	Sales increase in all operating segments

•	Seventh consecutive quarter of positive Save-A-Lot network ID sales

•	Operating earnings of $158 million, $23 million higher than last year's first quarter

◦	Adjusted EBITDA of $246 million for Q1 fiscal 2016

MINNEAPOLIS--(BUSINESS WIRE)--July 28, 2015--SUPERVALU INC. (NYSE: SVU) today reported first quarter fiscal 2016 net sales of $5.41 billion and net earnings from continuing operations of $63 million ($0.23 per diluted share), which included $2 million in after-tax structural and tax planning fees. When adjusted for this item, first quarter fiscal 2016 net earnings from continuing operations were $65 million ($0.23 per diluted share).
Net earnings from continuing operations for last year’s first quarter were $48 million ($0.18 per diluted share), which included $2 million in after-tax net charges and costs for employee severance and debt financing activities. When adjusted for these items, first quarter fiscal 2015 net earnings from continuing operations were $50 million ($0.18 per diluted share). [See tables 1-3 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"We delivered sales increases across all three business segments and managed our costs very well in this first quarter," said President and CEO Sam Duncan. "I'm pleased with our bottom line and ability to manage to these results in spite of softer sales at Save-A-Lot and in our Retail Food stores. We have plans in place and operationally we remain well positioned."
First Quarter Results - Continuing Operations
First quarter net sales were $5.41 billion compared to $5.26 billion last year, an increase of $143 million or 2.7 percent. Save-A-Lot network identical store sales were positive 0.6 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 2.8 percent. Retail Food segment identical store sales were negative 0.3 percent. Total sales within the Independent Business segment increased 1.7 percent. Fees earned under transition services agreements (“TSAs”) in the first quarter were $64 million compared to $58 million last year.
Gross profit for the first quarter was $810 million, or 15.0 percent of net sales. Last year’s first quarter gross profit was $755 million, or 14.4 percent of net sales. The increase in gross profit rate compared to last year was primarily driven by higher base margins across all three segments.
Selling and administrative expenses in the first quarter were $652 million and included $3 million of structural and tax planning fees. When adjusted for this item, selling and administrative costs were $649 million, or 12.0 percent of net sales. Selling and administrative expenses in last year’s first quarter were $620 million and included $1 million in employee severance costs. When adjusted for this item, last year's selling and administrative expenses were $619 million, or 11.8 percent of net sales. The increase in adjusted selling and administrative expenses was primarily attributable to higher employee related costs driven by new store growth in Save-A-Lot and Retail Food.
Net interest expense for the first quarter was $59 million. Net interest expense for last year’s first quarter was $64 million and included $2 million in debt refinancing costs. Excluding these costs, last year's net interest expense was $62 million.
SUPERVALU’s income tax expense was $38 million, or 36.9 percent of pre-tax earnings, for the first quarter, compared to $24 million, or 33.1 percent of pre-tax earnings in last year’s first quarter. The tax rate for each of the first quarters of fiscal 2015 and 2016 reflect discrete tax benefits.
Independent Business
First quarter Independent Business net sales were $2.46 billion, compared to $2.42 billion last year, an increase of 1.7 percent. The increase is primarily due to increased sales to new customers and accounts, partially offset by lost accounts.
Independent Business operating earnings in the first quarter were $77 million, or 3.1 percent of net sales. Last year’s Independent Business operating earnings in the first quarter were $66 million and included $1 million of pre-tax employee severance costs. When adjusted for this item, Independent Business operating earnings in the first quarter of fiscal 2015 were $67 million, or 2.8 percent of net sales. The increase in Independent Business operating earnings was driven by higher sales, higher base margins and lower logistics costs.

Save-A-Lot
First quarter Save-A-Lot net sales were $1.41 billion, compared to $1.36 billion last year, an increase of 3.8 percent. The sales increase reflects the impact of new store openings and network identical store sales of positive 0.6 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 2.8 percent.
Save-A-Lot operating earnings in the first quarter were $51 million, or 3.6 percent of net sales. Last year’s Save-A-Lot operating earnings in the first quarter were $46 million, or 3.4 percent of net sales. The increase in Save-A-Lot operating earnings as a percent of sales was primarily driven by higher base margins and lower logistics costs, offset in part by higher occupancy and employee related costs driven by new store growth.
Retail Food
First quarter Retail Food net sales were $1.47 billion, compared to $1.43 billion last year, an increase of 3.0 percent. The sales increase reflects the impact of new store openings partially offset by negative identical store sales of 0.3 percent.
Retail Food operating earnings in the first quarter were $33 million, or 2.2 percent of net sales. Last year’s Retail Food operating earnings were $30 million, or 2.1 percent of net sales. The increase in Retail Food operating earnings was driven by higher base margins, offset in part by higher shrink and employee related costs driven by new store growth.
Corporate
First quarter fees earned under the TSAs were $64 million, compared to $58 million last year. The increase was primarily driven by fees earned under the Haggen TSA.
Net Corporate operating loss in the first quarter was $3 million and included $3 million of structural and tax planning fees. When adjusted for this item, net Corporate operating earnings were $0 million. Last year’s first quarter net Corporate operating loss was $7 million. The improvement in net Corporate operating results was primarily driven by higher fees earned under the TSAs.
Cash Flows - Continuing Operations
First quarter fiscal 2016 net cash flows provided by operating activities of continuing operations were $111 million compared to $57 million in the prior year, reflecting lower levels of investment in working capital. First quarter net cash flows used in investing activities of continuing operations were $70 million compared to $32 million in the prior year, reflecting purchases of intangible assets and increased payments for capital expenditures. First quarter net cash flows used in financing activities of continuing operations were $19 million compared to $18 million in the prior year.
Conference Call
A conference call to review the first quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $18 billion. SUPERVALU serves customers across the United States through a network of 3,597 stores composed of 1,857 primary stores serviced by the Company’s food distribution business; 1,335 Save-A-Lot stores, of which 902 are operated by licensee owners; and 197 traditional retail grocery stores (store counts as of June 20, 2015). Headquartered in Minnesota, SUPERVALU has approximately 40,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," "intends," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC, New Albertson’s Inc., and Haggen, intrusions to and disruption of information technology systems, impact of economic conditions, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	First Quarter Ended
	June 20, 2015 (16 weeks)		June 14, 2014 (16 weeks)
Net sales	$5,407	100.0%	$5,264	100.0%
Cost of sales	4,597	85.0	4,509	85.6
Gross profit	810	15.0	755	14.4
Selling and administrative expenses(1)	652	12.1	620	11.8
Operating earnings	158	2.9	135	2.6
Interest expense, net(1)	59	1.1	64	1.2
Equity in earnings of unconsolidated affiliates	(2)	—	(1)	—
Earnings from continuing operations before income taxes(1)	101	1.9	72	1.4
Income tax provision	38	0.7	24	0.5
Net earnings from continuing operations(1)	63	1.2	48	0.9
Income (loss) from discontinued operations, net of tax	1	—	(3)	(0.1)
Net earnings including noncontrolling interests	64	1.2	45	0.9
Less net earnings attributable to noncontrolling interests	(3)	0.1	(2)	—
Net earnings attributable to SUPERVALU INC.	$61	1.1%	$43	0.8%

Basic net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.23		$0.18
Discontinued operations	$—		$(0.01)
Basic net earnings per share	$0.23		$0.17
Diluted net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations(1)	$0.23		$0.18
Discontinued operations	$—		$(0.01)
Diluted net earnings per share	$0.23		$0.17
Weighted average number of shares outstanding:
Basic	262		260
Diluted	268		262

(1)
Results from continuing operations for the first quarter ended June 20, 2015 include structural and tax planning fees of $3 before tax ($2 after tax, or $0.00 per diluted share) within Selling and administrative expenses.

Results from continuing operations for the first quarter ended June 14, 2014 include net charges and costs of $3 before tax ($2 after tax, or $0.00 per diluted share), comprised of a non-cash unamortized financing cost charge of $2 before tax ($1 after tax, or $0.00 per diluted share) within Interest expense, net, and severance costs of $1 before tax ($1 after tax, or $0.00 or diluted share) included within Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	First Quarter Ended
	June 20, 2015 (16 weeks)	June 14, 2014 (16 weeks)
Net sales
Independent Business	$2,462	$2,420
% of total	45.6%	46.0%
Save-A-Lot	1,408	1,356
% of total	26.0%	25.7%
Retail Food	1,473	1,430
% of total	27.2%	27.2%
Corporate	64	58
% of total	1.2%	1.1%
Total net sales	$5,407	$5,264
	100.0%	100.0%
Operating earnings
Independent Business(1)	$77	$66
% of Independent Business sales	3.1%	2.8%
Save-A-Lot	51	46
% of Save-A-Lot sales	3.6%	3.4%
Retail Food	33	30
% of Retail Food sales	2.2%	2.1%
Corporate(2)	(3)	(7)
Total operating earnings	158	135
% of total net sales	2.9%	2.6%
Interest expense, net(3)	59	64
Equity in earnings of unconsolidated affiliates	(2)	(1)
Earnings from continuing operations before income taxes	101	72
Income tax provision	38	24
Net earnings from continuing operations	63	48
Income (loss) from discontinued operations, net of tax	1	(3)
Net earnings including noncontrolling interests	64	45
Less net earnings attributable to noncontrolling interests	(3)	(2)
Net earnings attributable to SUPERVALU INC.	$61	$43

LIFO charge
Independent Business	$1	$1
Retail Food	2	1
Total LIFO charge	$3	$2
Depreciation and amortization
Independent Business	$14	$15
Save-A-Lot	21	20
Retail Food	47	54
Corporate	1	—
Total depreciation and amortization	$83	$89

(1)	Independent Business operating earnings for the first quarter ended June 14, 2014 includes severance costs of $1.

(2)	Corporate operating loss for the first quarter ended June 20, 2015 included structural and tax planning fees of $3.

(3)	Interest expense, net for the first quarter ended June 14, 2014 includes unamortized financing costs charges of $2.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	June 20, 2015	February 28, 2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$137	$114
Receivables, net	484	482
Inventories, net	1,011	984
Other current assets	94	120
Total current assets	1,726	1,700
Property, plant and equipment, net	1,433	1,470
Goodwill	865	865
Intangible assets, net	68	48
Deferred tax assets	266	265
Other assets	133	137
Total assets	$4,491	$4,485
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,130	$1,121
Accrued vacation, compensation and benefits	182	204
Current maturities of long-term debt and capital lease obligations	305	35
Other current liabilities	186	173
Total current liabilities	1,803	1,533
Long-term debt	2,200	2,480
Long-term capital lease obligations	207	213
Pension and other postretirement benefit obligations	555	602
Long-term tax liabilities	112	119
Other long-term liabilities	175	174
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.01 par value: 400 shares authorized; 265 and 262 shares issued, respectively	3	3
Capital in excess of par value	2,793	2,810
Treasury stock, at cost, 2 and 2 shares, respectively	(15)	(33)
Accumulated other comprehensive loss	(410)	(423)
Accumulated deficit	(2,942)	(3,003)
Total SUPERVALU INC. stockholders’ deficit	(571)	(646)
Noncontrolling interests	10	10
Total stockholders’ deficit	(561)	(636)
Total liabilities and stockholders’ deficit	$4,491	$4,485

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	First Quarter Ended
	June 20, 2015 (16 weeks)	June 14, 2014 (16 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$64	$45
Income (loss) from discontinued operations, net of tax	1	(3)
Net earnings from continuing operations	63	48
Adjustments to reconcile Net earnings from continuing operations to Net cash provided by operating activities – continuing operations:
Asset impairment and other charges	—	2
Net gain on sale of assets and exits of surplus leases	—	(7)
Depreciation and amortization	83	89
LIFO charge	3	2
Deferred income taxes	(14)	6
Stock-based compensation	7	7
Net pension and other postretirement benefits cost	11	9
Contributions to pension and other postretirement benefit plans	(37)	(45)
Other adjustments	9	6
Changes in operating assets and liabilities, net of effects from business acquisitions	(14)	(60)
Net cash provided by operating activities – continuing operations	111	57
Net cash provided by operating activities – discontinued operations	1	—
Net cash provided by operating activities	112	57
Cash flows from investing activities
Proceeds from sale of assets	1	4
Purchases of property, plant and equipment	(49)	(37)
Payments for business acquisitions	(1)	(5)
Other	(21)	6
Net cash used in investing activities	(70)	(32)
Cash flows from financing activities
Proceeds from sale of common stock	2	2
Payments of debt and capital lease obligations	(17)	(13)
Distributions to noncontrolling interests	(3)	(4)
Payments of debt financing costs	(1)	(3)
Net cash used in financing activities	(19)	(18)
Net increase in cash and cash equivalents	23	7
Cash and cash equivalents at beginning of period	114	83
Cash and cash equivalents at the end of period	$137	$90
SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$17	$16
Capital lease asset additions	$—	$—
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$62	$58
Income taxes paid (refunded), net	$4	$(3)

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

RECONCILIATIONS OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	First Quarter Ended June 20, 2015
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$101	$63	$0.23
Adjustments:
Structural and tax planning fees	3	2	—
Continuing operations after adjustments	$104	$65	$0.23

Table 2
	First Quarter Ended June 14, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$72	$48	$0.18
Adjustments:
Severance costs	1	1	—
Unamortized financing cost charges	2	1	—
Continuing operations after adjustments	$75	$50	$0.18

RECONCILIATION OF OPERATING EARNINGS FROM CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

Table 3
	First Quarter Ended
(In millions)	June 20, 2015 (16 weeks)	June 14, 2014 (16 weeks)
Independent Business operating earnings, as reported	$77	$66
Adjustments:
Severance costs	—	1
Independent Business operating earnings, as adjusted	77	67
Independent Business depreciation and amortization	14	15
LIFO charge	1	1
Independent Business adjusted EBITDA(1)	$92	$83

Save-A-Lot operating earnings, as reported	$51	$46
Save-A-Lot depreciation and amortization	21	20
Save-A-Lot adjusted EBITDA(1)	$72	$66

Retail Food operating earnings, as reported	$33	$30
Retail Food depreciation and amortization	47	54
LIFO charge	2	1
Equity in earnings of unconsolidated affiliates	2	1
Net earnings attributable to noncontrolling interests	(3)	(2)
Retail Food adjusted EBITDA(1)	$81	$84

Corporate operating loss, as reported	$(3)	$(7)
Adjustments:
Structural and tax planning fees	3	—
Corporate operating earnings, as adjusted	—	(7)
Corporate depreciation and amortization	1	—
Corporate adjusted EBITDA(1)	$1	$(7)
Total adjusted EBITDA(1)	$246	$226

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates and any unusual items, and less net earnings attributable to noncontrolling interests.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com